EXHIBIT 10.4

401 E. Las Olas Blvd., Ste. 1540 Ft. Lauderdale, FL 33301 • Phone (954) 670-2900
August 1, 2007
Timothy J. Ermatinger
41 NW 128th Ave.
Plantation, FL 33325
On behalf of SunCoast Holdings, Inc., I am pleased to offer you the position of President and Chief Operating Officer of Patriot Risk Management, Inc., a subsidiary of SunCoast Holdings, Inc.
The following summarizes our understanding of your employment as of August 1, 2007:
1.	Effective Date of Transition – August 1, 2007. You will report to the Board of Directors of Patriot Rick Management.

2.	Compensation – This is an exempt full-time position with an annual salary of $205,000 per year.

3.	Stock Options – Your current stock options remain unchanged and unaffected. You may be eligible for additional option grants going forward.

4.	Bonus Plan – Your eligibility in the company bonus plan remains unchanged.

5.	Benefits – You will continue to be eligible for participation in employee benefit plans offered by the Company. Benefits are already in effect.

6.	Vacation – You current vacation grant of three weeks remains unchanged.

7.	Severance Agreement – 1-year severance subject to agreement.
Continued best wishes in your new assignment. Should you have questions, feel free to contact me directly at 954-670-2901.
Sincerely,
Steven M. Mariano
President and Chief Executive Officer, SunCoast Holdings, Inc.
Please signify your acceptance and understanding of the above terms by signing below. You understand that you are free to resign at any time with our without cause and without prior notice. SunCoast also reserves the same right to terminate employment at anytime with or without cause and without prior notice except as may be required by law. This offer of employment does not constitute an agreement or contract for employment for any specified period of definite duration. You understand that no representative of SunCoast, other than an authorized officer, has the authority to make any assurances to the contrary. You further understand than any such assurances must be in writing and signed by an authorized officer.

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